UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 23, 2006

ALTUS PHARMACEUTICALS INC.
(Exact name of registrant as specified in its charter)

Delaware	0-51711	04-3573277
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

125 Sidney Street, Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:      (617) 299-2900

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EX-99.1 PRESS RELEASE DATED MARCH 29, 2006

Item 5.02      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     (a), (b) and (c)      Not applicable.
     (d)      On March 23, 2006, the Board of Directors of Altus Pharmaceuticals Inc. (the “Registrant”) increased the size of the Board from ten to eleven members and appointed Mr. Harry Penner, Jr. to serve as the new member of the Board of Directors, effective April 1, 2006. Mr. Penner will serve as a Class I Director, subject to his earlier resignation or removal, until the 2006 annual meeting of the Registrant’s stockholders and the election and qualification of his successor. Effective upon his election as Director, Mr. Penner will also be appointed to serve as a member of the Audit Committee of the Board of Directors, at which time Jonathan D. Root, M.D. and Jonathan S. Leff will resign their positions on the Audit Committee.
     The Registrant’s press release announcing Mr. Penner’s appointment is attached hereto as Exhibit 99.1.

Item 9.01.      Financial Statements and Exhibits.
(d)      The following exhibits are furnished with this report:

Exhibit Number	Description

99.1	Press Release dated March 29, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTUS PHARMACEUTICALS INC.
By:	/s/ Jonathan I. Lieber
Jonathan I. Lieber
Vice President, Chief Financial Officer and Treasurer

Date: March 29, 2006

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